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                                                                     EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-91716 on Form S-8 to Form S-4 of Nextel Communications, Inc., Post-Effective Amendment No. 1 to Registration Statement No. 333-1290 of Nextel Communications, Inc. on Form S-4,Post Effective
Amendment No. 1 to Registration Statement No. 33-80021 on Form S-8 to Form S-4 of Nextel Communications, Inc., Post-Effective Amendment No. 3 to Registration Statement No. 33-80021 on Form S-4 to Form S-3 of Nextel Communications, Inc., Registration Statement No. 333-06521 of Nextel Communications, Inc. on Form S-8, Registration Statement No. 333-06523 of Nextel Communications, Inc. on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 333-26369 on Form S-8 to Form S-4 of Nextel Communications, Inc., Registration Statement No. 333-42537 of Nextel Communications, Inc. on Form S-8, Registration Statement No. 333-53429 of Nextel Communications, Inc. on Form S-8 of our report dated February 22, 1999, appearing in this Annual Report on Form 10-K of Nextel Communications, Inc. for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP

McLean, Virginia
March 29, 1999